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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Del Monte Foods Company:

We consent to the use of our report dated July 26, 2002, with respect to the consolidated balance sheets of Del Monte Foods Company as of June 30, 2002 and 2001, and the related consolidated statements of income, stockholders' equity (deficit) and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2002, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

/s/ KPMG LLP
San Francisco, California
November 15, 2002


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